                                                                     Exhibit 4.3
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TEMPORARY CERTIFICATE - EXCHANGEABLE FOR DEFINITIVE ENGRAVED CERTIFICATE WHEN READY FOR DELIVERY



COMMON STOCK                       [LOGO]                           COMMON STOCK


                      PATRIOT AMERICAN HOSPITALITY, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                            SEE REVERSE FOR CERTAIN DEFINITIONS

                                            CUSIP

This certifies that







is the owner of

      FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE
                              $.01 PER SHARE, OF

Patriot American Hospitality, Inc. transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney in accordance with certain requirements of transfer, as set forth on the reverse hereof, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


Dated:

/s/                                                      /s/
                                                       CHAIRMAN OF THE BOARD AND
TREASURER                                                CHIEF EXECUTIVE OFFICER


COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(NEW YORK, NY)           TRANSFER AGENT
                         AND REGISTRAR

BY

                            AUTHORIZED SIGNATURE.

PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SHARES OF COMMON STOCK

 THIS CERTIFIES THAT the person (or persons) designated on the reverse hereof is the owner of a number of fully paid and nonassessable shares of the common stock, par value $.01 per share, of Patriot American Hospitality Operating Company equal to the number of shares shown on the reverse hereof. The shares are transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney in accordance with certain requirements of transfer, as set forth below, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and the Registrar on the reverse hereof.

 WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

 Dated as of the date on the reverse hereof.

/s/                                                    /s/

Treasurer                                             Chairman of the Board and
                                                      Chief Executive Officer




The shares of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company represented by this combined certificate are subject to restrictions in the respective Amended and Restated Certificate of Incorporation of each company which prohibit (a) any Person from Beneficially Owning or Constructively Owning (as these terms are defined in the respective Amended and Restated Certificate of Incorporation of each company) in excess of 9.8% of the number of outstanding shares of any class or series of Equity Stock (as that term is defined in the respective Amended and Restated Certificate of Incorporation of each company) (b) any Person (as that term is defined in the respective Amended and Restated Certificate of Incorporation of each company) from acquiring or maintaining any ownership interest in the stock of either company that is inconsistent with (i) the requirements of the Internal Revenue Code of 1986, as amended, pertaining to real estate investment trusts or (ii)
Article IV of the respective Amended and Restated Certificate of Incorporation of each company and (c) any transfer of shares of any class or series of Equity Stock of either company that are paired pursuant to the Pairing Agreement, dated as of February 17, 1983, by and between the two companies, as amended from time to time in accordance with the provisions thereof (the "Pairing Agreement"), except in combination with an equal number of shares of the other company in accordance with the respective Amended and Restated
Bylaws of each company and the Pairing Agreement, copies of which are on file with the transfer agent, and the holder of this certificate by his acceptance hereof consents to be bound by such restrictions.

 Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company will furnish without charge to each stockholder who so requests a copy of the relevant provisions of the respective Amended and Restated Certificate of Incorporation and the respective Amended and Restated Bylaws of each company, a copy of the Pairing Agreement and a copy of the provisions setting forth the designations, preferences, privileges and rights of each class of stock or series thereof that each company is authorized to issue and the qualifications, limitations and restrictions of such preferences and/or rights. Any such request may be addressed to the Secretary of either company or to the transfer agent named on the face hereof.


The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of
         survivorship and not as tenants
         in common


UNIF GIFT MIN ACT --          Custodian
                     ---------          ---------
                       (Cust)            (Minor)
                     under Uniform Gifts to Minors

                     Act
                         ------------------------
                               (State)

Additional abbreviations may also be used though not in the above list.


For value received,                      hereby sell, assign and transfer unto
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PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
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       PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP
                               CODE OF ASSIGNEE.

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                                                                          Shares
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of the Common Stock of Patriot American Hospitality, Inc. and a like number of Shares of the Common Stock of Patriot American Hospitality Operating Company represented by the within Certificates, and do hereby irrevocably constitute and appoint
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Attorney to transfer the said stocks on the books of the within-named Corporations with full power of substitution in the premises.

Dated,
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                                             -----------------------------------
Signature(s) Guaranteed:


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THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.


NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.